CENTRAL AND SOUTH WEST CORPORATION
                     AGGREGATE INVESTMENT IN EXEMPT ENTITIES
                              As of March 31, 1998
                                   (UNAUDITED)

                                                    (millions)

KVA                                                         5.4
Frontera                                                   10.1
Newgulf                                                    19.7
SEEBOARD*                                                 829.0
Altamira                                                   38.2
Guna                                                        1.2
                                                     ----------
                                                          903.6
                                                     ==========

* SEEBOARD plc is an indirect wholly owned subsidiary of CSW International Two, Inc.